Exhibit 32.02

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, James D. Floyd, Interim Principal Financial Officer of BioForm Medical, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)	the Quarterly Report on Form 10-Q for the period ended December 31, 2008 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 13, 2009	By:	/s/ James D. Floyd
James D. Floyd
Interim Principal Financial Officer